Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TCF FINANCIAL CORPORATION
(INCORPORATED APRIL 28, 1987)
Pursuant to Sections 242 and 245 of the
General Corporation Law of Delaware
(As amended through March 2, 2018)
The date of filing of its original Certificate of Incorporation with the Secretary of State was April 28, 1987 with Restated Certificates of Incorporation filed on June 29, 1987, August 11, 1987, May 7, 1998, April 23, 2008, April 27, 2011, and April 22, 2015. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of TCF Financial Corporation and approved by the stockholders pursuant to Sections 242 and 245 of the General Corporation Law of Delaware (the “Delaware Corporation Law”). This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s certificate of incorporation as heretofore amended or supplemented.
TCF Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
ARTICLE 1.    CORPORATE TITLE
The name of the Corporation is TCF Financial Corporation.
ARTICLE 2.    ADDRESS
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE 3.    PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.
ARTICLE 4.    CAPITAL STOCK
A.    AUTHORIZED SHARES
The total number of shares of all classes of stock which the Corporation shall have the authority to issue is three hundred ten million (310,000,000) shares, $.01 par value, divided into two classes of which two hundred eighty million (280,000,000) shares shall be Common Stock (hereinafter the “Common Stock”) and thirty million (30,000,000) shares shall be Preferred Stock (hereinafter the “Preferred Stock”). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without a separate vote of the holders of Preferred Stock as a class.
B.    COMMON STOCK
Subject to the rights of the holders of shares of any series of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock or any series thereof herein or in a resolution of the Board of Directors establishing such series or by law:

(1)    the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of the Corporation’s capital stock.
(2)    Each share of Common stock shall be entitled to one vote for the election of directors and on all other matters requiring stockholder action.
C.    PREFERRED STOCK
The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:
(1)    The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, without limitation, more than one vote, less than one vote or one vote per share and the ability to vote separately as a class or together with all or some of the other classes or series of capital stock on all or certain of the matters to be voted on by the stockholders of the Corporation), or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, including, but not limited to, the following:
(a)    the designation and number of shares constituting such series;
(b)    the dividend rate or rates of such series, if any, or the manner of determining such rate or rates, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock and whether such dividends shall be cumulative or non-cumulative, and, if cumulative, from which date or dates;
(c)    whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;
(d)    the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;
(e)    whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the time, prices, rates, adjustments and other terms and conditions of such conversion or exchange;
(f)    the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise, and if so entitled, the number of votes to which such holder is entitled, with respect to the election of directors or otherwise;
(g)    the restrictions, if any, on the issue or reissue of any additional series of Preferred Stock; and
(h)    the rights, if any, of the holders of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up.
(2)    Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of that series, and in case the number of shares of any series shall be so decreased the shares constituting the decrease shall resume that status which they had prior to the adoption of the resolution originally fixing the number of shares.
Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

    Exhibit 1        Series A Non-Cumulative Perpetual Preferred Stock
    Exhibit 2        6.45% Series B Non-Cumulative Perpetual Preferred Stock

ARTICLE 5.    [Omitted]
ARTICLE 6.    [Omitted]
ARTICLE 7.    BOARD OF DIRECTORS
A.    NUMBER OF DIRECTORS
The business and affairs of the Corporation shall be managed by or under the direction of a board of directors (the “Board of Directors”). The authorized number of directors shall consist of not fewer than seven nor more than twenty-five directors. Within such limits, the exact number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Continuing Directors.
“Continuing Director” shall mean (a) if an “interested stockholder” (as defined in Section 203 of the Delaware Corporation Law, as the same shall be in effect from time to time) exists, any member of the Board of Directors of the Corporation who is not an interested stockholder or an “affiliate” or an “associate” (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as the same shall be in effect from time to time) of an interested stockholder and who was a member of the Board of Directors immediately prior to the time that an interested stockholder became an interested stockholder, and any successor to a Continuing Director who is not an interested stockholder or an affiliate or associate of an interested stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors; and (b) if an interested stockholder does not exist, any member of the Board of Directors.
B.    ELECTION OF DIRECTORS
Except as otherwise designated pursuant to the provisions of Article 4 relating to the rights of the holders of any class or series of Preferred Stock, the directors of the Corporation shall be elected at the annual meeting of the stockholders. Notwithstanding the foregoing, directors currently serving the Corporation as members of its classified board of directors shall continue to the completion of their respective terms, at which time election of successors will take place on an annual basis. Current Class III directors shall continue to serve until the annual meeting of the stockholders in 2008, current Class I Directors shall continue to serve until the 2009 meeting, and current Class II directors shall continue to serve until the 2010 meeting. Commencing with the annual meeting of stockholders in 2010, all directors shall be elected annually and the Corporation will not have a classified board. Each director shall hold office until the director’s successor is elected and qualified, or until the director’s earlier resignation, disqualification, or removal from office.
C.    NEWLY CREATED DIRECTORSHIPS AND VACANCIES
Except as otherwise designated pursuant to the provisions of Article 4 relating to the rights of the holders of any class or series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the Continuing Directors (as defined in Article 7.A), or if there be no Continuing Directors, by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the Continuing Directors, the directors, or the sole remaining director so to act, by the stockholders at the next election of directors; PROVIDED THAT, if the holders of any class or classes of stock or series thereof of the Corporation, voting separately, are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Directors so chosen shall hold office until the director’s successor is elected and qualified or until the director’s earlier resignation, disqualification or removal from office. A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the Board of Directors, to serve until the director’s successor is elected and qualified or until the director’s earlier resignation, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
D.    REMOVAL
A director may be removed with or without cause, as determined by the affirmative vote of the holders of at least a majority of the voting power of the shares then outstanding and entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders (and not by written consent), the notice of which meeting expressly states such purpose. Any proposal by a stockholder of the Corporation to remove a director, in order to be validly acted upon at any meeting, shall comply with the procedures and information requirements of the Bylaws of the Corporation.
ARTICLE 8.    [Omitted]
ARTICLE 9.    ACTION BY WRITTEN CONSENT
Except for the removal of a director pursuant to Article 7 hereof, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of the Corporation entitled to vote thereon.
ARTICLE 10.    SPECIAL MEETINGS
Special meetings of the stockholders for any purpose or purposes may be called at any time by:
A.     A majority of the Continuing Directors (as defined in Article 7.A);
B.     Stockholders holding twenty-five percent (25%) of the then outstanding shares of the Corporation entitled to vote, provided that (i) the stockholders have held the shares for at least one year and (ii) the request is in proper form as prescribed in the Bylaws of the Corporation or as otherwise required by applicable law.
Such meetings may not be called by any other person or persons.
ARTICLE 11.    BYLAWS
Bylaws may be adopted, amended or repealed by (i) the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote at a stockholders’ meeting duly called and held or (ii) a resolution adopted by the Board of Directors, including a majority of the Continuing Directors (as defined in Article 7.A).
ARTICLE 12.    LIMITATION OF DIRECTORS’ LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit. If the Delaware Corporation Law is amended after the formation of this Corporation to permit the further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Corporation Law, as so amended. Any repeal or modification of this Article 12 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE 13.    INDEMNIFICATION
A.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a subsidiary thereof or is or was serving at the request of the Corporation, as a director, officer, partner, member or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, member or trustee or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereinafter be amended (but, in the case of any such amendment to the Delaware Corporation Law, the right to indemnification shall be retroactive only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law prior to such amendment permitted the Corporation to provide), against all expense, liability, and loss (including, without limitation, attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement thereof) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Paragraph B hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph A shall be a contract right and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph A or otherwise. Such right to indemnification and the payment of expenses incurred in defending a proceeding in advance of the final disposition may be conferred upon any person who is or was an employee or agent of the Corporation or a subsidiary thereof or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, if, and to the extent, authorized by the Bylaws or the Board of Directors, and shall inure to the benefit or his or her heirs, executors and administrators.

B.    If a claim under Paragraph A of this Article 13 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereinafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including, without limitation, its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including without limitation, its Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
C.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 13 shall not be exclusive of any other right to which any person may have or hereinafter acquire under any statute, provision of this Certificate of Incorporation or by the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.
D.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.
E.    Any repeal or modification of the foregoing provisions of this Article 13 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
F.    If this Article 13 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to any expense (including attorneys' fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article 13 that shall not have been invalidated and to the full extent permitted by applicable law.
ARTICLE 14.    AMENDMENT OF CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by law.

EXHIBIT 1

CERTIFICATE OF DESIGNATIONS
OF
SERIES A NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
TCF FINANCIAL CORPORATION
TCF Financial Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that:

1.
On June 11, 2012, the Board of Directors of the Corporation (the “Board”), adopted resolutions establishing the terms of the Corporation’s Series A Non-Cumulative Perpetual Preferred Stock, $25,000 liquidation preference per share (the “Series A Preferred Stock”), and authorized a committee of the Board (the “Committee”) to act on behalf of the Board in establishing the dividend rate, optional redemption date, number of authorized shares and certain other terms of the Series A Preferred Stock.

2.	On June 18, 2012, the Committee duly adopted the following resolutions at a special meeting of the Board:
“NOW, THEREFORE, BE IT RESOLVED, that the authorized number of shares of Series A Preferred Stock shall be 6,900.
RESOLVED FURTHER, that the powers, designations, and certain other preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, on the Series A Preferred Stock, including those established by the Board, and the additional terms established hereby, are as set forth in Exhibit A hereto, which is incorporated herein by reference.”
IN WITNESS WHEREOF, TCF Financial Corporation has caused this Certificate of Designations to be signed on its behalf by James S. Broucek, its Senior Vice President and Treasurer, this 18th day of June, 2012.

TCF FINANCIAL CORPORATION
By: /s/ James S. Broucek
Name: James S. Broucek
Its: Senior Vice President and Treasurer    21

EXHIBIT A
TO
CERTIFICATE OF DESIGNATIONS
OF
SERIES A NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
TCF FINANCIAL CORPORATION
Section 1.    Designation. The designation of the series of preferred stock shall be Series A Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. Series A Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2.    Number of Shares. The number of authorized shares of Series A Preferred Stock shall be 6,900. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series A Preferred Stock.
Section 3.    Definitions. As used herein with respect to Series A Preferred Stock:
(a)“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
(b)“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York.
(c)“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(d)“Continuing Director” means (a) if an “interested stockholder” (as defined in Section 203 of the General Corporation Law of the State of Delaware, as the same shall be in effect from time to time) exists, any member of the Board of Directors of the Corporation who is not an interested stockholder or an “affiliate” or an “associate” (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as the same shall be in effect from time to time) of an interested stockholder and who was a member of the Board of Directors immediately prior to the time that an interested stockholder became an interested stockholder, and any successor to a Continuing Director who is not an interested stockholder or an affiliate or associate of an interested stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors; and (b) if an interested stockholder does not exist, any member of the Board of Directors.
(e)“Corporation” means TCF Financial Corporation, a Delaware corporation.
(f)“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
(g)“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
(h)“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
(i)“DTC” means The Depository Trust Company, together with its successors and assigns.
(j)“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(k)“Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(l)“Preferred Director” shall have the meaning set forth in Section 7(c)(i) hereof.
(m)“Redemption Price” shall have the meaning set forth in Section 6(a) hereof.
(n)“Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series A Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series A Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series A Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding.
(o)“Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.
Section 4.    Dividends.
(a)Rate. Holders of Series A Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series A Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 and December 1; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series A Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series A Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 7.5%. The record date for payment of dividends on the Series A Preferred Stock shall be the 15th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series A Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.
(b)Non-Cumulative Dividends. Dividends on shares of Series A Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series A Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series A Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the

Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series A Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c)Priority of Dividends. So long as any share of Series A Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Series A Preferred Stock for the then-current Dividend Period have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, during such dividend period. When dividends are not paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series A Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series A Preferred Stock that may be in arrears. If the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series A Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series A Preferred Stock shall not be entitled to participate in any such dividend.
Section 5.    Liquidation Rights.
(a)Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series A Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series A Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series A Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series A Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.
(c)Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series A Preferred Stock, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.
(d)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6.    Redemption.
(a)Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series A Preferred Stock at the time outstanding, at any time on or after June 25, 2017, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series A Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid for prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to the date of redemption (the “Redemption Price”). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of its intent to redeem as provided in Subsection (b) below, and subsequently redeem, all (but not less than all) of the shares of Series A Preferred Stock at the time outstanding, at the Redemption Price applicable on such date of redemption.
(b)Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be either (i) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (ii) transmitted by such other method approved by the Depositary Trust Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series A Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(c)Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time.
(d)Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7.    Voting Rights. The holders of Series A Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:
(a)Supermajority Voting Rights-Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designations or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-

cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock.
(b)Supermajority Voting Rights-Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series A Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;
(c)Special Voting Right.
(i)Voting Right. If and whenever dividends on the Series A Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series A Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends is a “Preferred Director.”
(ii)Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series A Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series A Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, a majority of the Continuing Directors may, and within 20 days after the written request of any holder of Series A Preferred Stock (addressed to the Continuing Directors at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series A Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series A Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii)Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s bylaws for a special meeting of the stockholders. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series A Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv)Termination; Removal. Whenever full dividends have been paid regularly on the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with Series A Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series A Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods) and the terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation’s Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).
Section 8.    Conversion. The holders of Series A Preferred Stock shall not have any rights to convert such Series A Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Rank. Notwithstanding anything set forth in the Amended and Restated Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors of the Corporation or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series A Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7, any class of securities ranking senior to the Series A Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 10.    Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series A Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11.    Unissued or Reacquired Shares. Shares of Series A Preferred Stock not issued or which have been issued, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12.    No Sinking Fund. Shares of Series A Preferred Stock are not subject to the operation of a sinking fund.

EXHIBIT 2

CERTIFICATE OF DESIGNATIONS
OF
6.45% SERIES B NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
TCF FINANCIAL CORPORATION
TCF Financial Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that:

1.
On December 11, 2012, the Board of Directors of the Corporation (the “Board”), adopted resolutions establishing the terms of the Corporation’s 6.45% Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $25 liquidation preference per share (the “Series B Preferred Stock”), and authorized a committee of the Board (the “Committee”) to act on behalf of the Board in establishing the dividend rate, optional redemption date, number of authorized shares and certain other terms of the Series B Preferred Stock.

2.	On December 12, 2012, the Committee duly adopted the following resolutions at a special meeting of the Board:
“NOW, THEREFORE, BE IT RESOLVED, that the authorized number of shares of Series B Preferred Stock shall be 4,600,000.
RESOLVED FURTHER, that the powers, designations, and certain other preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, on the Series B Preferred Stock, including those established by the Board, and the additional terms established hereby, are as set forth in Exhibit A hereto, which is incorporated herein by reference.”
IN WITNESS WHEREOF, TCF Financial Corporation has caused this Certificate of Designations to be signed on its behalf by Joseph T. Green, its Senior Vice President, General Counsel and Secretary, this 13th day of December, 2012.

TCF FINANCIAL CORPORATION
By: /s/ Joseph T. Green____________
Name: Joseph T. Green
Its: Senior Vice President, General Counsel and Secretary

EXHIBIT A
TO
CERTIFICATE OF DESIGNATIONS
OF
6.45% SERIES B NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
TCF FINANCIAL CORPORATION
Section 1.    Designation. The designation of the series of preferred stock shall be 6.45% Series B Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series B Preferred Stock”). Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock. Series B Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2.    Number of Shares. The number of authorized shares of Series B Preferred Stock shall be 4,600,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series B Preferred Stock.
Section 3.    Definitions. As used herein with respect to Series B Preferred Stock:
(a)“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
(b)“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York.
(c)“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(d)“Continuing Director” means (a) if an “interested stockholder” (as defined in Section 203 of the General Corporation Law of the State of Delaware, as the same shall be in effect from time to time) exists, any member of the Board of Directors of the Corporation who is not an interested stockholder or an “affiliate” or an “associate” (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as the same shall be in effect from time to time) of an interested stockholder and who was a member of the Board of Directors immediately prior to the time that an interested stockholder became an interested stockholder, and any successor to a Continuing Director who is not an interested stockholder or an affiliate or associate of an interested stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors; and (b) if an interested stockholder does not exist, any member of the Board of Directors.
(e)“Corporation” means TCF Financial Corporation, a Delaware corporation.
(f)“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
(g)“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
(h)“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
(i)“DTC” means The Depository Trust Company, together with its successors and assigns.
(j)“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(k)“Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series B Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series A Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series A Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the Series A Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Certificate of Designations that initially established the Series B Preferred Stock.
(l)“Preferred Director” shall have the meaning set forth in Section 7(c)(i) hereof.
(m)“Redemption Price” shall have the meaning set forth in Section 6(a) hereof.
(n)“Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series B Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective on or after the initial issuance of any share of Series B Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the initial issuance of any share of Series B Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series B Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series B Preferred Stock is outstanding.
(o)“Series B Preferred Stock” shall have the meaning set forth in Section 1 hereof.
Section 4.    Dividends.
(a)Rate. Holders of Series B Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25 per share of Series B Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 and December 1; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series B Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series B Preferred Stock will accrue on the liquidation preference of $25 per share at a rate per annum equal to 6.45%. The record date for payment of dividends on the Series B Preferred Stock shall be the 15th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series B Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b)Non-Cumulative Dividends. Dividends on shares of Series B Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series B Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series B Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series B Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c)Priority of Dividends. So long as any share of Series B Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Series B Preferred Stock for the then-current Dividend Period have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, during such dividend period. When dividends are not paid in full upon the shares of Series B Preferred Stock and any Parity Stock, all dividends declared upon shares of Series B Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series B Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series B Preferred Stock that may be in arrears. If the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series B Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series B Preferred Stock shall not be entitled to participate in any such dividend.
Section 5.    Liquidation Rights.
(a)Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series B Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series B Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series B Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series B Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.
(c)Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series B Preferred Stock, the holders of shares of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.
(d)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6.    Redemption.
(a)Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series B Preferred Stock at the time outstanding, at any time on or after December 19, 2017, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series B Preferred Stock shall be $25 per share plus dividends that have been declared but not paid for prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to the date of redemption (the “Redemption Price”). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of its intent to redeem as provided in Subsection (b) below, and subsequently redeem, all (but not less than all) of the shares of Series B Preferred Stock at the time outstanding, at the Redemption Price applicable on such date of redemption.
(b)Notice of Redemption. Notice of every redemption of shares of Series B Preferred Stock shall be either (i) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (ii) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series B Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(c)Partial Redemption. In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares of Series B Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time.
(d)Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7.    Voting Rights. The holders of Series B Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:
(a)Supermajority Voting Rights-Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series B Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designations or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series B Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock.
(b)Supermajority Voting Rights-Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series B Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series B Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;
(c)Special Voting Right.
(i)Voting Right. If and whenever dividends on the Series B Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series B Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series B Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series B Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series B Preferred Stock as to payment of dividends is a “Preferred Director.”
(ii)Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series B Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series B Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, a majority of the Continuing Directors may, and within 20 days after the written request of any holder of Series B Preferred Stock (addressed to the Continuing Directors at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series B Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series B Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii)Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s bylaws for a special meeting of the stockholders. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series B Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv)Termination; Removal. Whenever full dividends have been paid regularly on the Series B Preferred Stock and any other class or series of preferred stock that ranks on parity with Series B Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series B Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods) and the terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation’s Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series B Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).
Section 8.    Conversion. The holders of Series B Preferred Stock shall not have any rights to convert such Series B Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Rank. Notwithstanding anything set forth in the Amended and Restated Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series B Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7, any class of securities ranking senior to the Series B Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 10.    Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series B Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11.    Unissued or Reacquired Shares. Shares of Series B Preferred Stock not issued or which have been issued, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12.    No Sinking Fund. Shares of Series B Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by a duly authorized officer of the Corporation this 28th day of April, 2017.

TCF FINANCIAL CORPORATION

By: __/s/ Joseph T. Green_______________
Name: Joseph T. Green
Title: Secretary

CERTIFICATE OF DESIGNATIONS
OF
5.70% SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
TCF FINANCIAL CORPORATION

TCF Financial Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that:

1.
On August 31, 2017, the Board of Directors of the Corporation (the “Board”), adopted resolutions establishing the terms of the Corporation’s 5.70% Series C Non‑Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), $25,000 liquidation preference per share, and authorized a committee of the Board (the “Committee”) to act on behalf of the Board in establishing the dividend rate, number of authorized shares and certain other terms of the Series C Preferred Stock.

2.	On September 7, 2017, the Committee duly adopted the following resolutions at a special meeting of the Board:
“NOW, THEREFORE, BE IT RESOLVED, that the authorized number of shares of Series C Preferred Stock shall be 8,050.
RESOLVED FURTHER, that the powers, designations, and certain other preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions thereof, of the Series C Preferred Stock, including those established by the Board, and the additional terms established hereby, are as set forth in the form of certificate of designations for the Series C Preferred Stock attached as Exhibit A hereto.”
IN WITNESS WHEREOF, TCF Financial Corporation has caused this Certificate of Designations to be signed on its behalf by Brian W. Maass, its Executive Vice President and Chief Financial Officer, this 12th day of September, 2017.
TCF FINANCIAL CORPORATION
By: /s/ Brian W. Maass
Name: Brian W. Maass
Its: Executive Vice President and Chief Financial Officer

EXHIBIT A
TO
CERTIFICATE OF DESIGNATIONS
OF
5.70% SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
TCF FINANCIAL CORPORATION

Section 1.    Designation. The designation of the series of preferred stock shall be 5.70% Series C Non‑Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series C Preferred Stock”). Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock. Series C Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2.    Number of Shares. The number of authorized shares of Series C Preferred Stock shall be 8,050. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. All additional shares of Series C Preferred Stock shall be deemed to form a single series with the Series C Preferred Stock, provided that any such additional shares of Series C Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the U.S. Internal Revenue Code of 1986, as amended, and such additional shares of Series C Preferred Stock are otherwise treated as fungible with the Series C Preferred Stock authorized under this Section 2 for U.S. federal income tax purposes. The Corporation shall have the authority to issue fractional shares of Series C Preferred Stock.
Section 3.    Definitions. As used herein with respect to Series C Preferred Stock:
(a)    “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
(b)    “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York.
(c)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(d)    “Continuing Director” means (a) if an “interested stockholder” (as defined in Section 203 of the General Corporation Law of the State of Delaware, as the same shall be in effect from time to time) exists, any member of the Board of Directors of the Corporation who is not an interested stockholder or an “affiliate” or an “associate” (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, as the same shall be in effect from time to time) of an interested stockholder and who was a member of the Board of Directors immediately prior to the time that an interested stockholder became an interested stockholder, and any successor to a Continuing Director who is not an interested stockholder or an affiliate or associate of an interested stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors; and (b) if an interested stockholder does not exist, any member of the Board of Directors.
(e)    “Corporation” means TCF Financial Corporation, a Delaware corporation.
(f)    “Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
(g)    “Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
(h)    “Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
(i)    “DTC” means The Depository Trust Company, together with its successors and assigns.
(j)    “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(k)    “Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series A Non‑Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and the 6.45% Series B Non‑Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) for so long as (i) any Series A Preferred Stock or Series B Preferred Stock is outstanding and (ii) the terms of the Series A Preferred Stock or Series B Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Certificate of Designations that initially established the Series C Preferred Stock.
(l)    “Preferred Director” shall have the meaning set forth in Section 7(c)(i) hereof.
(m)    “Redemption Price” shall have the meaning set forth in Section 6(a) hereof.
(n)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after September 7, 2017, (ii) any proposed change in those laws or regulations that is announced or becomes effective on or after September 7, 2017, or (iii) any official administrative decision or judicial decision, or administrative action, or other official pronouncement interpreting or applying those laws or regulations that is announced on or after September 7, 2017, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of all shares of Series C Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding.
(o)    “Series C Preferred Stock” shall have the meaning set forth in Section 1 hereof.
Section 4.    Dividends.

(a)    Rate. Holders of Series C Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series C Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 and December 1; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series C Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series C Preferred Stock will accrue on the liquidation preference amount of $25,000 per share at a rate per annum equal to 5.70%. The record date for payment of dividends on the Series C Preferred Stock shall be the 15th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series C Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.
(b)    Non-Cumulative Dividends. Dividends on shares of Series C Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series C Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series C Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series C Preferred Stock, any Parity Stock, any Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c)    Priority of Dividends. So long as any share of Series C Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Series C Preferred Stock for the then-current Dividend Period have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, during such dividend period. When dividends are not paid in full upon the shares of Series C Preferred Stock and any Parity Stock, all dividends declared upon shares of Series C Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then‑current Dividend Period per share on Series C Preferred Stock, and accrued dividends, including any accumulation, on any Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series C Preferred Stock that may be in arrears. If the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series C Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series C Preferred Stock shall not be entitled to participate in any such dividend.
Section 5.    Liquidation Rights.
(a)    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series C Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of any holders of any class or series of securities ranking senior to or on parity with Series C Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Holders of Series C Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)    Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series C Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all Parity Stock shall be paid pro rata in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.
(c)    Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series C Preferred Stock, the holders of shares of Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.    Redemption.
(a)    Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series C Preferred Stock at the time outstanding, at any time on December 1, 2022 or any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series C Preferred Stock shall be $25,000 per share, plus any declared and unpaid dividends for prior Dividend Periods, without accumulation of undeclared dividends (the “Redemption Price”). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation may, at its option, subject to the approval of the Appropriate Federal Banking Agency, provide notice of its intent to redeem as provided in Section 6(b) below, and subsequently redeem, all (but not less than all) of the shares of Series C Preferred Stock at the time outstanding, at the Redemption Price applicable on such date of redemption.
(b)    Notice of Redemption. Notice of every redemption of shares of Series C Preferred Stock shall be either (i) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (ii) transmitted by such other method approved by the Depositary Trust Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series C Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(c)    Partial Redemption. In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares of Series C Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series C Preferred Stock in proportion to the number of shares of Series C Preferred Stock held by such holders or in such other manner consistent with the rules and policies of the New York Stock Exchange as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time.
(d)    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7.    Voting Rights. The holders of Series C Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:
(a)    Supermajority Voting Rights-Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of the Series C Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designations or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series C Preferred Stock, taken as a whole; provided, however, that the following will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series C Preferred Stock: (i) any increase in the amount of the authorized or issued Series C Preferred Stock, (ii) any increase in the amount of authorized preferred stock of the Corporation, or (iii) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.
(b)    Supermajority Voting Rights-Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of the Series C Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series C Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(c)    Special Voting Right.
(i)    Voting Right. If and whenever dividends on the Series C Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series C Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends is a “Preferred Director.”
(ii)    Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series C Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series C Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, a majority of the Continuing Directors may, and within 20 days after the written request of any holder of Series C Preferred Stock (addressed to the Continuing Directors at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series C Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series C Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii)    Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s bylaws for a special meeting of the stockholders. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series C Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv)    Termination; Removal. Whenever full dividends have been paid regularly on the Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with Series C Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series C Preferred Stock to elect such additional two directors will cease (subject to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods) and the term of office of each Preferred Director so elected will immediately terminate and the number of directors constituting the Corporation’s Board of Directors will be automatically reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series C Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).
(d)    Changes after Provision for Redemption. No vote or consent of the holders of Series C Preferred Stock shall be required pursuant to Section 7(a), (b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such section, all outstanding Series C Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
Section 8.    Conversion. The holders of Series C Preferred Stock shall not have any rights to convert such Series C Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Rank. Notwithstanding anything set forth in the Amended and Restated Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series C Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7, any class of securities ranking senior to the Series C Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 10.    Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series C Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11.    Unissued or Reacquired Shares. Shares of Series C Preferred Stock not issued or which have been issued, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12.    No Sinking Fund. Shares of Series C Preferred Stock are not subject to the operation of a sinking fund.

CERTIFICATE OF ELIMINATION
OF THE
CERTIFICATE OF DESIGNATIONS
OF
SERIES A NON‑CUMULATIVE PERPETUAL PREFERRED STOCK
OF
TCF FINANCIAL CORPORATION

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

TCF Financial Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. That the Board of Directors of the Corporation (the “Board”), pursuant to Section 151 of the DGCL and the authority granted in the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), by resolution duly adopted, authorized the issuance of a series of Series A Non‑Cumulative Perpetual Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations and restrictions thereof, and, on June 18, 2012, filed a Certificate of Designations with respect to such Series A Preferred Stock in the office of the Secretary of State of the State of Delaware.

2. That the Board has adopted the following resolutions:

WHEREAS, the Board, believes that it is in the best interest of the Corporation and its stockholders to redeem all of the Corporation’s outstanding shares of Series A Non‑Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and all of the outstanding depositary shares (the “Series A Depositary Shares”), each representing a 1/1,000th interest in a share of Series A Preferred Stock, at the redemption price (the “Series A Redemption Price”) as determined pursuant to the Certificate of Designations of the Series A Preferred Stock of the Corporation (the “Series A Certificate of Designations”); and

WHEREAS, pursuant to Section 6 of the Series A Certificate of Designations, upon receipt of approval from the Appropriate Federal Banking Agency (as defined in the Series A Certificate of Designations), the Corporation may redeem in whole or in part the shares of Series A Preferred Stock and the Series A Depositary Shares at any time on or after June 25, 2017 by providing at least 30 days’ prior written notice to the holders of the Series A Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation redeem all of the Series A Preferred Stock, and all of the Series A Depositary Shares, at the then‑applicable Series A Redemption Price (the “Series A Redemption”);

RESOLVED FURTHER, that the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, any Vice Chairman, Treasurer and Assistant Treasurer (each, an “Authorized Officer”) be and they hereby are authorized to obtain the required approvals for the Series A Redemption from the Appropriate Federal Banking Agency; calculate the Redemption Price; notify the holders of the Series A Preferred Stock and Series A Depositary Shares of the Series A

Redemption; make the appropriate payments to the holders of the Series A Preferred Stock and Series A Depositary Shares to effectuate the Series A Redemption; and execute and deliver such documents (including, but not limited to, the creation, execution and delivery of a notice of redemption containing the information required by Section 6(b) of the Series A Certificate of Designations and any related certificates or similar documentation reasonably requested by Computershare Trust Company, N.A. and Computershare, Inc., jointly as the depositary, to effectuate the Series A Redemption) as the Authorized Officers may deem necessary and desirable to carry out the intent and purposes of these Resolutions;

RESOLVED FURTHER, that, after the completion of the Series A Redemption as contemplated hereby, no shares of Series A Preferred Stock and none of the Series A Depositary Shares shall remain outstanding and none of the authorized shares of the Series A Preferred Stock shall be reissued, and all rights, other than the right to receive the applicable Series A Redemption Price, of the holders of the Series A Preferred Stock shall cease and terminate on the redemption date of the Series A Preferred Stock;

RESOLVED FURTHER, that the Corporation be, and hereby is, authorized and directed, following the redemption date of the Series A Preferred Stock and the cessation and termination of all rights, other than the right to receive the applicable Series A Redemption Price, of the holders of the Series A Preferred Stock, to file with the Delaware Secretary of State a Certificate of Elimination of the Certificate of Designations of Series A Non‑Cumulative Perpetual Preferred Stock of the Corporation (the “Certificate of Elimination”), containing these resolutions, with effect under the Delaware General Corporation Law of eliminating from the Corporation’s Certificate of Incorporation all matters set forth in the Series A Certificate of Designations;

RESOLVED FURTHER, that the Authorized Officers are authorized and empowered, in the name and on behalf of the Corporation, pursuant to Section 151(g) of the Delaware General Corporation Law, to execute and file the Certificate of Elimination with the Delaware Secretary of State;

RESOLVED FURTHER, that the Corporation be, and hereby is, authorized and directed, following the filing of the Certificate of Elimination with the Delaware Secretary of State, to delist the Series A Depositary Shares from the NYSE and deregister the Series A Preferred Stock and Series A Depositary Shares with the SEC;

RESOLVED FURTHER, that the Authorized Officers are authorized, for and on behalf of the Corporation, to execute and file with the SEC and the NYSE all forms required or deemed necessary or advisable to effectuate the deregistration and delisting, as applicable, of the Series A Preferred Stock and Series A Depositary Shares;

RESOLVED FURTHER, that the Authorized Officers are authorized and directed to file with the SEC, in the name and on behalf of the Corporation, such documents as may be necessary or advisable, in their opinion or in the opinion of counsel for the Corporation, in connection with the Series A Redemption, and also to prepare, execute and deliver to or file with the SEC, the NYSE, state securities commissions, or any other agency or persons connected with the Series A Redemption, in the name and on behalf of the Corporation, from time to time, such other certificates, documents, letters, undertakings or other instruments as they or counsel for the Corporation may deem necessary or advisable in connection with the Series A Redemption.

3. That, accordingly, all references to the Series A Preferred Stock of the Corporation be, and hereby are, eliminated from the Corporation’s Certificate of Incorporation and the shares of capital stock of the

Corporation formerly designated as Series A Preferred Stock shall resume the status of authorized but unissued shares of Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed by its duly authorized officer on the 17th day of October, 2017.

TCF FINANCIAL CORPORATION

By: /s/ Joseph T. Green
Name: Joseph T. Green
Title: Secretary

CERTIFICATE OF ELIMINATION
OF THE
CERTIFICATE OF DESIGNATIONS
OF
SERIES B NON‑CUMULATIVE PERPETUAL PREFERRED STOCK
OF
TCF FINANCIAL CORPORATION

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

TCF Financial Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. That the Board of Directors of the Corporation (the “Board”), pursuant to Section 151 of the DGCL and the authority granted in the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), by resolution duly adopted, authorized the issuance of a series of Series B Non‑Cumulative Perpetual Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations and restrictions thereof, and, on December 13, 2012, filed a Certificate of Designations with respect to such Series B Preferred Stock in the office of the Secretary of State of the State of Delaware.

2. That the Board has adopted the following resolutions:

WHEREAS, the Board, believes that it is in the best interest of the Corporation and its stockholders to redeem all of the Corporation’s outstanding shares of Series B Preferred Stock at the redemption price (the “Series B Redemption Price”) as determined pursuant to the Certificate of Designations of the Series B Preferred Stock of the Corporation (the “Series B Certificate of Designations”); and

WHEREAS, pursuant to Section 6 of the Series B Certificate of Designations, upon receipt of approval from the Appropriate Federal Banking Agency (as defined in the Series B Certificate of Designations), the Corporation may redeem in whole or in part the shares of Series B Preferred Stock at any time on or after December 19, 2017 by providing at least 30 days’ prior written notice to the holders of the Series B Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation redeem all of the Series B Preferred Stock at the then‑applicable Series B Redemption Price (the “Series B Redemption”);

RESOLVED FURTHER, that the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, any Vice Chairman, Treasurer and Assistant Treasurer (each, an “Authorized Officer”) be and they hereby are authorized to obtain the required approvals for the Series B Redemption from the Appropriate Federal Banking Agency; calculate the Redemption Price; notify the holders of the Series B Preferred Stock; make the appropriate payments to the holders of the Series B Preferred Stock to effectuate the Series B Redemption; and execute and deliver such documents (including, but not limited to, the creation, execution and delivery of a notice of redemption containing the information required by Section 6(b) of the Series B Certificate of Designations and

any related certificates or similar documentation reasonably requested by Computershare Trust Company, N.A. and Computershare, Inc., jointly as the transfer agent, registrar and paying agent, to effectuate the Series B Redemption) as the Authorized Officers may deem necessary and desirable to carry out the intent and purposes of these Resolutions;

RESOLVED FURTHER, that, after the completion of the Series B Redemption as contemplated hereby, no shares of Series B Preferred Stock shall remain outstanding and none of the authorized shares of the Series B Preferred Stock shall be reissued, and all rights, other than the right to receive the applicable Series B Redemption Price, of the holders of the Series B Preferred Stock shall cease and terminate on the redemption date of the Series B Preferred Stock;

RESOLVED FURTHER, that the Corporation be, and hereby is, authorized and directed, following the redemption date of the Series B Preferred Stock and the cessation and termination of all rights, other than the right to receive the applicable Series B Redemption Price, of the holders of the Series B Preferred Stock, to file with the Delaware Secretary of State a Certificate of Elimination of the Certificate of Designations of Series B Non‑Cumulative Perpetual Preferred Stock of the Corporation (the “Certificate of Elimination”), containing these resolutions, with effect under the Delaware General Corporation Law of eliminating from the Corporation’s Certificate of Incorporation all matters set forth in the Series B Certificate of Designations;

RESOLVED FURTHER, that the Authorized Officers are authorized and empowered, in the name and on behalf of the Corporation, pursuant to Section 151(g) of the Delaware General Corporation Law, to execute and file the Certificate of Elimination with the Delaware Secretary of State;

RESOLVED FURTHER, that the Corporation be, and hereby is, authorized and directed, following the filing of the Certificate of Elimination with the Delaware Secretary of State, to delist the Series B Preferred Stock from the NYSE and deregister the Series B Preferred Stock with the SEC;

RESOLVED FURTHER, that the Authorized Officers are authorized, for and on behalf of the Corporation, to execute and file with the SEC and the NYSE all forms required or deemed necessary or advisable to effectuate the deregistration and delisting of the Series B Preferred Stock; and

RESOLVED FURTHER, that the Authorized Officers are authorized and directed to file with the SEC, in the name and on behalf of the Corporation, such documents as may be necessary or advisable, in their opinion or in the opinion of counsel for the Corporation, in connection with the Series B Redemption, and also to prepare, execute and deliver to or file with the SEC, the NYSE, state securities commissions, or any other agency or persons connected with the Series B Redemption, in the name and on behalf of the Corporation, from time to time, such other certificates, documents, letters, undertakings or other instruments as they or counsel for the Corporation may deem necessary or advisable in connection with the Series B Redemption;

3. That, accordingly, all references to the Series B Preferred Stock of the Corporation be, and hereby are, eliminated from the Corporation’s Certificate of Incorporation and the shares of capital stock of the Corporation formerly designated as Series B Preferred Stock shall resume the status of authorized but unissued shares of Preferred Stock (as defined in the Certificate of Incorporation).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed by its duly authorized officer on the 2nd day of March, 2018.

TCF FINANCIAL CORPORATION

By: /s/ Joseph T. Green
Name: Joseph T. Green
Title: Secretary